EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of Odyssey Re Holdings Corp. of our reports dated March 23, 2001, relating to the financial statements and financial statement schedules of Odyssey America Reinsurance Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" , "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

New York, New York
March 26, 2001